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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-102084) on Form S-8 of Community First, Inc. of our report dated March 24, 2005 on the consolidated financial statements of Community First, Inc. as of December 31, 2004 and 2003 and for the years then ended which report appears in this Annual Report on Form 10-KSB of Community First, Inc. for the year ended December 31, 2004.

                                           Crowe Chizek and Company LLC

Brentwood, Tennessee
March 24, 2005